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                                                                  EXHIBIT 3.2.5

                                   FILED COPY

                             ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION
                                       OF
                           DCC COMPACT CLASSICS, INC.


Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of~Incorporation

FIRST: The name of the Corporation is DCC Compact Classics, Inc.

SECOND: An amendment (the "Amendment") to the Articles of Incorporation was adopted on November 27 1996, as prescribed by the Colorado Business Corporation Act, by a vote of the shareholders whose number of such votes was sufficient for approval.

THIRD: Upon the December 23, 1996 filing date of the Amendment, all issued and outstanding shares of Common Stock of the Corporation held by each shareholder of record on October 23, 1996 were to be combined at a rate of one for three (1:3). The Articles of Incorporation were amended, with a firing date of June 16, 1997, 50 that the October 23 1996 filing date was changed to October 1, 1997.

FOURTH: The October 1, 1997 record date is hereby changed to April 1, 1998 The Amendment shall remain in full force and effect in all other respects.

         IN WITNESS WHEREOF, the undersigned being the President of this Corporation has executed these Articles of Amendment as of the 18th day of September, 1997.

                                       DCC COMPACT CLASSICS, INC.


                                                    /s/
                                       ---------------------------------
                                       By: Marshall Blonstein, President

ATTEST



By:           /s/
   ---------------------------
    Marcia McGovern, Secretary

                                                                  19971152753 M
                                                                        $ 25.OO
                                                             SECRETARY OF STATE
                                                              09-24-97 11:09:49